Exhibit 99.1

News Release

For Further Information Call:
Chris Kittredge/Meghan Stafford
Sard Verbinnen & Co
212-687-8080

February 16, 2010

ZYGO’S BOARD UNANIMOUSLY REJECTS
UNSOLICITED PROPOSAL FROM II-VI

MIDDLEFIELD, CT – Zygo Corporation ("ZYGO") (NASDAQ: ZIGO) announced today that the company’s Board of Directors has unanimously rejected the January 5, 2010 proposal from II-VI Incorporated (“II-VI”) for the acquisition of all the outstanding common shares of ZYGO for $10.00 per share. In rejecting the proposal, the Board said that ZYGO is not for sale and that it is in the best interests of its shareholders to allow ZYGO’s newly-named CEO, industry veteran Dr. Chris L. Koliopoulos, to pursue a standalone strategy to increase shareholder value. Dr. Koliopoulos, a recognized leader in the optics industry with an exceptional track record of delivering growth and increasing value at advanced optical instruments companies, was named President and CEO on January 19, 2010 and Chairman on February 12.

Said Dr. Koliopoulos, “The Board strongly believes ZYGO’s shareholders will be best served by keeping the company independent and pursuing its long-term strategy. ZYGO is a great company with industry-leading products and technologies, strong positions in its core optical and metrology markets, and significant growth opportunities. The Board and management team are moving forward quickly to leverage these strengths.”

In rejecting the II-VI proposal, the Board noted that the company has only just begun to realize the benefits of recent initiatives to refocus on its core optical and metrology markets and to reduce costs. Furthermore, ZYGO believes that it will benefit from continued economic recovery in the industries it serves. In the second quarter of fiscal 2010, which ended on December 31, 2009, ZYGO’s revenues increased 22% compared with revenues in the first quarter of fiscal 2010. In addition, total customer bookings increased 26% from the first quarter of fiscal 2010. This was the second sequential increase in bookings, reflecting momentum in the market recovery. ZYGO also reported significant improvement in gross profit margin as compared with the first quarter in fiscal 2010 and the comparable quarter of fiscal 2009.

“With the benefits of recent initiatives and cost reductions, Zygo Corporation is on the right path to capitalize on improving economic conditions by realizing improving revenue and gross margins, helping our bottom line to drive value for our shareholders,” said Dr. Koliopoulos. “I am truly excited to be here at ZYGO at this time in its long history of innovation in precision optical systems.”

Zygo Corporation is a worldwide supplier of optical metrology instruments, precision optics, and electro-optical design and manufacturing services, serving customers in the semiconductor capital equipment and industrial markets. To learn more about Zygo Corporation, visit the Company’s web site at http://www.zygo.com.

Forward-Looking Statements

All statements other than statements of historical fact included in this news release regarding financial performance, condition and operations, and the business strategy, plans, anticipated sales, orders, market acceptance, growth rates, market opportunities, and objectives of management of the Company for future operations are forward-looking statements. Forward-looking statements are intended to provide management's current expectations or plans for the future operating and financial performance of the Company based upon information currently available and assumptions currently believed to be valid. Forward-looking statements can be identified by the use of words such as "anticipate," "believe," "estimate," "expect," "intend," "plans," "strategy," "project," and other words of similar meaning in connection with a discussion of future operating or financial performance. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors. Among the important factors that could cause actual events to differ materially from those in the forward-looking statements are fluctuations in capital spending of our customers; fluctuations in net sales to our major customer; manufacturing and supplier risks; risks of order cancellations, push-outs and de-bookings; dependence on timing and market acceptance of new product development; rapid technological and market change; risks in international operations; risks related to the reorganization of our business; dependence on proprietary technology and key personnel; length of the sales cycle; environmental regulations; investment portfolio returns; fluctuations in our stock price; the risk that anticipated growth opportunities may be smaller than anticipated or may not be realized; risks related to the acquisition of Zemetrics and integration of the business and employees; the risk related to the Company's transition to new senior management; and the risk associated with unsolicited proposals to purchase outstanding shares of the Company's common stock. Zygo Corporation undertakes no obligation to publicly update or revise forward-looking statements to reflect events or circumstances after the date of this news release. Further information on potential factors that could affect Zygo Corporation's business is described in our reports on file with the Securities and Exchange Commission, including our Form 10-K, as amended by two Form 10-K/A filings, for the fiscal year ended June 30, 2009, filed with the Securities and Exchange Commission on September 14, 2009, October 26, 2009 and December 23, 2009, respectively.